SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
APRICUS BIOSCIENCES, INC.

 (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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**** IMPORTANT REMINDER ****

Dear Stockholder:

By now, you should have received your proxy material for the 2014 Apricus Biosciences, Inc. Annual Meeting scheduled to be held on May 15, 2014. Our records indicate you have not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY AND PLAY A PART IN THE FUTURE OF APRICUS BIOSCIENCES, INC. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

Your Board recommends that you vote FOR the election of the nominees for directors, FOR the ratification of our independent public accountants, FOR the approval of an advisory (non-binding) proposal on the Company’s executive compensation and FOR the reincorporation of the company into the state of Delaware.

YOUR VOTE IS IMPORTANT
WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted as recommended by the Board of Directors.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-855-231-8973.

Thank you for your investment in Apricus Biosciences, Inc., and for taking the time to vote your shares.

Sincerely,

Steve Martin
Secretary

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